Exhibit 10.42
AMENDED AND RESTATED BUNGE EXCESS CONTRIBUTION PLAN

Effective January 1, 2023

I.Purpose of Plan

(a)The purpose of this Plan is to provide benefits for certain employees of Bunge

North America, Inc. (“Company”) and other Employers (as defined in the Bunge Retirement

Savings Plan, hereinafter the “Savings Plan”) participating in the Savings Plan (each a “Participating Employer” and collectively the “Participating Employers”), with respect to whom the amount of employer contributions under the Savings Plan may be limited in any year by application of Section 401(a)(17) of the Code.
(b)No portion of the benefits accrued under this Plan prior to January 1, 2005, shall be “grandfathered” for purposes of Section 409A of the Code. Notwithstanding the preceding sentence, with respect to a participant who terminated employment in February 2006, his or her benefits accrued prior to January 1, 2005, shall be “grandfathered” for purposes of Section 409A of the Code.
II.Participation in the Plan

A participant in the Savings Plan who is also a member of a select group of management or highly compensated employees and whose base salary paid during the Plan Year exceeds the compensation limit imposed by Section 401(a)(17) of the Code shall participate in this Plan for such Plan Year; provided that, a participant in the Savings Plan will be eligible for an allocation under Section III for a Plan Year only if such participant has made the maximum elective deferrals under Section 402(g) of the Code to the Savings Plan during such Plan Year.

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III.Excess Contributions

(a)With respect to a Plan Year for which a participant is eligible for an allocation under Section II of this Plan, such participant shall have credited to the participant’s account maintained under this Plan an amount equal to the sum of the following, if any:
(i)Matching Contributions - Four percent (4%) multiplied by the amount obtained by subtracting the compensation limit in effect during the Plan Year pursuant to Code Section 401(a)(17) from the participant’s base salary paid during the Plan Year; and
(ii)Fixed Employer Contributions - Five percent (5%) multiplied by the amount obtained by subtracting the compensation limit in effect during the Plan Year pursuant to Code Section 401(a)(17) from the participant’s compensation used under the Savings Plan to calculate the participant’s fixed employer contributions.
(b)Such amounts shall be allocated and credited to a participant’s account under this Plan in the same manner and to the same extent as if it were part of the employer contributions allocated and credited to the participant’s account under the Savings Plan. Each participant’s account under this Plan shall be credited with earnings and losses in the same manner as if it were invested in accordance with the investment fund option or options applicable to the employer contributions allocated to the participant’s account under the Savings Plan.

(c)The portion of a participant’s account attributable to matching contributions and earnings or losses thereon shall be immediately vested and nonforfeitable. The portion of a participant’s account attributable to fixed employer contributions and earnings or losses thereon shall be vested at such time as the participant’s fixed employer contribution account under the Savings Plan is vested and nonforfeitable. The vested portion of a participant’s account shall be payable in a single lump sum on the date which is six months after the date on which the

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participant’s termination of employment occurs and shall be adjusted for earnings and losses, as applicable, in accordance with the provisions of Section III(b); provided, however, that in the event of a participant’s death prior to the end of the six-month period, payment shall be made to his or her beneficiary in a lump sum on the first day of the month following the month in which the participant dies. The Participating Employer that employs a participant on his or her date of termination shall pay the benefits to such participant.
(d)The determination of whether a participant has had a termination of employment shall be determined under the default provisions of Treas. Reg. Section 1.409A-1(h)(1)(ii), except as provided in the last sentence of this section. Therefore, a termination of employment occurs when the Company and the participant reasonably anticipate that no further services will be performed by him or her or that his or her level of services will permanently decrease to no more than 20 percent of the level of services performed over the immediately preceding 36-month period. A participant shall be presumed not to have terminated employment if his or her level of bona fide services continue at a level of 50% or more than the average level of services provided by the participant in the immediately preceding 36-month period. A participant shall be presumed to have terminated employment if his or her level of bona fide services decrease to a level of 20% or less than the average level of bona fide services provided by the participant in the immediately preceding 36- month period. Finally, no presumption shall apply to a decrease in the level of bona fide services performed to a level that is more than 20% and less than 50% of the average level of bona fide services performed during the immediately preceding 36-month period. Instead, a review of the facts and circumstances, as provided in the applicable regulations, shall determine whether a termination of employment has occurred. Notwithstanding the preceding provisions of this section, no termination of employment shall occur while the individual is on military leave, sick leave, or other bona fide leave-of-absence which does not exceed six months or such longer period during

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which he or she retains a right to reemployment with a Participating Employer pursuant to law or by contract. A leave of absence will be a bona fide leave-of-absence only if there is a reasonable expectation that the participant will return to perform services for a Participating Employer. A participant shall not be deemed to have terminated employment if he or she transfers to an entity with which a Participating Employer would be aggregated under Section 414 of the Code, using an ownership percentage of 20% instead of 80% thereunder.
(e)Each participant, by written instrument delivered to the Committee, shall have the right to designate, and from time to time change, a beneficiary to receive the value of his or her account under the Plan in the event of the participant’s death prior to payment under this Section
III.If a participant fails to designate a beneficiary under this Plan, such participant’s beneficiary shall be determined in accordance with the provisions of the Savings Plan. Upon the death of a participant prior to his or her termination of employment, payment shall be made to his or her beneficiary in a lump sum on the first day of the month following the month in which the participant dies.
(f)All payments due and payable under this Plan on a fixed date shall be deemed to be made upon such fixed date if such payment is made on such date or a later date within the same calendar year or, if later, by the fifteenth day of the third calendar month following the specified date (provided the participant or beneficiary is not entitled, directly or indirectly, to designate the taxable year of the payment).
IV.Miscellaneous

(a)The Board of Directors of the Company reserves the right, in its sole discretion, to amend this Plan, provided that no amendment shall diminish the rights of any participant under this Plan with respect to any credits to the participant’s account prior to the date such amendment is adopted by the Board. Notwithstanding any provisions to the contrary, the Board of Directors of

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the Company may amend the Plan at any time to the extent necessary to comply with Code Section 409A and the regulations thereunder.
(b)This Plan may be terminated at any time by the Board of Directors of the Company.

Distributions upon termination of this Plan shall be made consistent with Section 409A of the Code.

(c)To the maximum extent permitted by law, no right to payment or any other interest of a participant under this Plan shall be assignable or subject to attachment, execution, or levy of any kind.
(d)Nothing in this Plan shall be construed as giving any employee the right to continued employment with a Participating Employer.
(e)Notwithstanding any other provisions of this Plan, if the Committee determines in its sole discretion that the employment of a participant with a Participating Employer has been terminated because of the participant’s commission of any act of fraud or any act of dishonesty, or any criminal act, or that a participant committed any such act to the detriment of a Participating Employer whether the participant’s employment was terminated on that account or not, then any amounts credited to the participant’s account shall be forfeited and, if already paid, shall be subject to recoupment.
(f)Benefits payable under this Plan by a Participating Employer shall not be funded and shall be made only out of the general funds of such Participating Employer. A participant’s or beneficiary’s right to receive benefits under this Plan from a Participating Employer shall be no greater than the right of any unsecured general creditor of such Participating Employer.
(g)The Participating Employer shall be entitled to deduct from any amounts being credited under this Plan to a participant’s account under this Plan or from any other compensation payable by the Participating Employer to such participant, all applicable federal, state or local taxes required to be withheld with respect to the amounts being credited. Any taxes imposed on any distribution from this Plan shall be the sole responsibility of the participant or other person

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entitled to receive same, and the Participating Employer shall be entitled to deduct from any such distribution any federal, state or local taxes required to be withheld with respect to such distribution.
(h)This Plan shall be administered by the Committee, as defined in the Savings Plan, which shall have all authority, powers and discretion with respect to this Plan as such Committee shall, from time to time, have with respect to the Savings Plan. Such decisions shall be conclusive and binding on all parties and shall not be subject to further review.
(i)All records and accounts for this Plan shall be maintained by the Committee and shall be conclusive and binding upon the Participating Employer and participants and their beneficiaries under this Plan and shall not be subject to further review.
(j)Except to the extent preempted or superseded by ERISA, the provisions of this Plan shall be construed, administered and enforced according to the internal and substantive laws (and not according to the conflict of laws provisions) of the State of Missouri.
(k)Any claim for benefits shall be handled pursuant to the claims procedure under the Savings Plan.
(l)All provisions of this Plan shall be interpreted in a manner so as to be consistent with Section 409A of the Code and the regulations issued thereunder.
(m)Upon a Change of Control, the Company shall, as soon as possible, but in no event longer than thirty (30) days following the Change of Control, make an irrevocable contribution to the Trust under the Bunge Excess Contribution Plan and Excess Benefit Plan (“Trust”) in an amount that is sufficient to pay each Plan participant or beneficiary the benefits to which Plan participants or their beneficiaries would be entitled pursuant to the terms of the Plans as of the date on which the Change of Control occurred; provided that, such contribution shall be calculated solely by taking into account only benefits which accrued prior to January 1, 2004. No part of the Trust assets may be used to provide a benefit to any Plan participant or his or her beneficiary other than a

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benefit that accrued on or before December 31, 2003 under the Excess Contribution Plan of Bunge Corporation or the Excess Benefit Plan of Bunge Corporation, as in effect on such date.
Change of Control means:

(i)the acquisition by any “person” or group of persons (a “Person”), as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended and the regulations thereunder (the “Exchange Act”) (other than Bunge Limited, Bunge North America, Inc., Bunge N.A. Holdings, Inc. and Bunge Limited Corporation (“Companies”) or a direct or indirect subsidiary of any of the Companies or any employee benefit plan of the Companies or a direct or indirect subsidiary of any of the Companies (including its trustee)) of “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent 50% or more of the shares of the capital stock or other securities that are generally entitled to vote in elections for members of the board of directors
(“Voting Securities”) of any of the Companies;

(ii)consummation of a reorganization, merger or consolidation of any of the Companies, or the sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, the individuals and entities who were the beneficial owners of the total number of shares of outstanding Voting Securities immediately prior to such Business Combination, beneficially own, directly or indirectly, more than sixty percent (60%) of the total number of shares of the outstanding Voting Securities of the resulting corporation, or the acquiring corporation, as the case may be, immediately following such Business Combination (including, without limitation, the outstanding Voting Securities of any corporation which as a result of such transaction owns any of the Companies or all or substantially all of the assets of the Company either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to

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such Business Combination, of the total number of shares of outstanding Voting Securities;
(iii)the individuals who, as of the date of this Amendment, are members of the Board

(the “Incumbent Board”), cease for any reason to constitute at least a majority of the Board; provided, however, that if the nomination for election of any new director was approved by a vote of a majority of the Incumbent Board, such new director shall, for the purposes of this definition, be considered a member of the Incumbent Board;
(iv)approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or
(v)any other circumstances which the Board determines to be a Change of Control for purposes of the Trust after giving due consideration to the nature of the circumstances then presented and the purposes of the Trust. Any determination made under this subsection (v) shall be irrevocable except by vote of a majority of the members of the Board who voted in favor of making such determination.
A Change of Control shall not result from any transaction precipitated by the Company’s insolvency, appointment of a conservator, or determination by a regulatory agency that the Company is insolvent.

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